Exhibit 10.2

Xenetic Biosciences, Inc.
Stock Option Grant Notice

(Inducement Award)

Xenetic Biosciences, Inc. (the “Company”), pursuant to the attached Nonstatutory Stock Option Agreement (the “Option Agreement”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. The option is subject to all of the terms and conditions as set forth in this notice, the Option Agreement, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Option Agreement will have the same definitions as in the Option Agreement. If there is any conflict between the terms in this notice and the Option Agreement, the terms of the Option Agreement will control. This option is intended to be an award described in NASDAQ Listing Rule 5635(c)(4) and is being made to the Optionholder as an inducement material to the Optionholder’s entering into employment with the Company.

Optionholder:	James F. Parslow
Date of Grant:	April 3, 2017
Vesting Commencement Date:	Date of Grant
Number of Shares Subject to Option:	175,000
Exercise Price (Per Share):	$4.57
Total Exercise Price:	$799,750
Expiration Date:	April 3, 2027

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	One-third (1/3) of the shares subject to this option vest on each of the first three anniversaries of Vesting Commencement Date, subject to Optionholder’s Continuous Service as of each such date. In the event of a Change in Control, any then unvested and outstanding shares subject to this option shall vest effective immediately prior to, but subject to the occurrence of such Change in Control and subject to the Optionholder’s Continuous Service through such Change in Control.

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash, check, bank draft or money order payable to the Company
☒ Pursuant to a Regulation T Program if the shares are publicly traded
☒ By delivery of already-owned shares if the shares are publicly traded

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice and the Option Agreement. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Option Agreement. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice and the Option Agreement set forth the entire understanding between Optionholder and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this option upon the terms and conditions set forth therein.

1

By accepting this option, Optionholder consents to receive such documents by electronic delivery and to participate through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Xenetic Biosciences, Inc.	Optionholder:

By: /s/ Jeffrey F. Eisenberg	/s/ James F. Parslow
Signature	Signature

Title: Chief Operating Officer	Date: April 3, 2017
Date: April 3, 2017

Attachments: Option Agreement and Notice of Exercise

2

Attachment I

Xenetic Biosciences, Inc.
Nonstatutory Stock Option Agreement

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Nonstatutory Stock Option Agreement (the “Option Agreement”), Xenetic Biosciences, Inc. (the “Company”) has granted you a nonstatutory stock option to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice (your “option”). Your option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). The option is granted in compliance with NASDAQ Listing Rule 5635(c)(4) as a material inducement to you entering into employment with the Company.

The details of your option, in addition to those set forth in the Grant Notice, are as follows:

1.                  Vesting. Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2.                  Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.                  Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or Disability, (ii) a Change in Control in which your option is not assumed, continued or substituted, or (iii) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4.                  Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)               Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b)              Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

3

5.                  Whole Shares. You may exercise your option only for whole shares of Common Stock.

6.                  Securities Law Compliance. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

7.                  Term. You may not exercise your option before the Date of Grant or after the expiration of your option’s term. The term of your option expires upon the earliest of the following:

(a)               immediately upon the termination of your Continuous Service for Cause;

(b)              three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 7(d) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(c)               twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 7(d)) below;

(d)              eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e)               the Expiration Date indicated in your Grant Notice; or

(f)                the day before the tenth (10th) anniversary of the Date of Grant.

8.                  Exercise.

(a)               You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b)              By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

4

9.                  Transferability. Except as otherwise provided in this Section 9, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)               Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while your option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)              Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of your option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

(c)               Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise your option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise your option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

10.              Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11.              Withholding Obligations.

(a)               At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

5

(b)              Upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)               You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

12.              Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Option Agreement or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that your option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with your option.

13.              Notices. Any notices provided for in your option will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to your option by electronic means. By accepting your option, you consent to receive such documents by electronic delivery and to participate through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.              Administration.

(a)               Administration by Board. The Board will administer your option. The Board may delegate administration of your option to a Committee or Committees, as provided in Section 14(c).

(b)              Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of your option:

(i)                 To construe and interpret your option, and to establish, amend and revoke rules and regulations for administration of your option. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Grant Notice, Option Agreement and Notice of Exercise, in a manner and to the extent it will deem necessary or expedient to make your option fully effective.

6

(ii)              To settle all controversies regarding your option.

(iii)            To accelerate, in whole or in part, the time at which your option may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(iv)             To amend the terms of your option, including, but not limited to, amendments to provide terms more favorable to you than previously provided in the Grant Notice, Option Agreement or Notice of Exercise; provided however, that your rights under the Grant Notice, Option Agreement and Notice of Exercise will not be impaired by any such amendment unless the Company obtains your written consent. Notwithstanding the foregoing, (1) your rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair your rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of your option without your consent to clarify the manner of exemption from, or to bring your option into compliance with, Section 409A of the Code; or to comply with other applicable laws.

(v)               Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Grant Notice, Option Agreement or Notice of Exercise.

(c)               Delegation to Committee. The Board may delegate some or all of the administration of your option to a Committee or Committees. If administration of your option is delegated to a Committee, the Committee will have, in connection with the administration of your option, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in your Option Agreement to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of your option, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer your option with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d)              Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

15.              Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)               Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust the class(es) and maximum number of securities that may be issued pursuant to the exercise of your option and the exercise price per-share of your option, and its determination will be final, binding and conclusive.

(b)              Change in Control. The following provisions will apply to your option in the event of a Change in Control unless otherwise provided in any other written agreement between the Company or any Affiliate and you. In the event of a Change in Control, then, notwithstanding any other provision of the Option Agreement, the Board may take one or more of the following actions with respect to your option, contingent upon the closing or completion of the Change in Control:

7

(i)                 arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue your option or to substitute a similar stock award for your option (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(ii)              arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to your option to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)            accelerate the vesting, in whole or in part, of your option (and, if applicable, the time at which your option may be exercised) to a date prior to the effective time of such Change in Control as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Change in Control), with such option terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control; provided, however, that the Board may require you to complete and deliver to the Company a notice of exercise before the effective date of a Change in Control, which exercise is contingent upon the effectiveness of such Change in Control;

(iv)             arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to your option;

(v)               cancel or arrange for the cancellation of your option, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)             make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property you would have received upon the exercise of your option immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all portions of your option or with respect to all equity awards granted to you and/or other service providers of the Company. Your option may be subject to additional acceleration of vesting and exercisability as may be provided in the Grant Notice or as may be provided in any other written agreement between the Company or any Affiliate and you, but in the absence of such provision, no such acceleration will occur.

(c)               Dissolution of Liquidation. In the event of a dissolution or liquidation of the Company, your option will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that you may be providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause your option to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent your option has not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

8

16.              Miscellaneous.

(a)               Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to your options will constitute general funds of the Company.

(b)              Corporate Action Constituting Grant of Options. Corporate action constituting a grant by the Company of your option will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing your option is communicated to, or actually received or accepted by, you. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Option Agreement as a result of a clerical error in the papering of the Option Agreement, the corporate records will control and you will have no legally binding right to the incorrect term in the Option Agreement.

(c)               Stockholder Rights. You will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to your option unless and until (i) you have satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, your option pursuant to its terms, and (ii) the issuance of the Common Stock subject to your option has been entered into the books and records of the Company.

(d)              Change in Time Commitment. In the event your regular level of time commitment in the performance of your services for the Company and any Affiliates is reduced (for example, and without limitation, if you are an Employee of the Company and you have a change in status from a full-time Employee to a part-time Employee) after the Date of Grant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares subject to any portion of such option that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such option. In the event of any such reduction, you will have no right with respect to any portion of your option that is so reduced or extended.

(e)               Investment Assurances. The Company may require you, as a condition of exercising your option, (i) to give written assurances satisfactory to the Company as to your knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising your option; and (ii) to give written assurances satisfactory to the Company stating that you are acquiring Common Stock subject to your option for your own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under your option has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Option Agreement as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

9

(f)                Clawback/Recovery. This option will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

17.              Choice of Law. The laws of the Company’s state of incorporation will govern all questions concerning the construction, validity and interpretation of your option, without regard to that state’s conflict of laws rules.

18.              Definitions. As used in the Option Agreement, the following definitions will apply to the capitalized terms indicated below:

(a)               “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405 promulgated under the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b)              “Board” means the Board of Directors of the Company.

(c)               “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to your option after the Date of Grant without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d)              “Cause” will have the meaning ascribed to such term in any written agreement between you and the Company defining such term and, in the absence of such agreement, such term means, with respect to you, the occurrence of any of the following events: (i) your commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) your attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) your intentional, material violation of any contract or agreement between you and the Company or of any statutory duty owed to the Company; (iv) your unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) your gross misconduct. The determination that a termination of your Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that your Continuous Service was terminated with or without Cause for the purposes of your option will have no effect upon any determination of the rights or obligations of the Company or you for any other purpose.

(e)               “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f)                “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 14(c).

(g)               “Common Stock” means the common stock of the Company.

(h)              “Company” means Xenetic Biosciences, Inc., a Nevada corporation.

10

(i)                 “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of your option.

(j)                “Continuous Service” means that your service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which you render service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the entity for which you render such service, provided that there is no interruption or termination of your service with the Company or an Affiliate, will not terminate your Continuous Service; provided, however, that if the entity for which you are rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, your Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in your option only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to you, or as otherwise required by law.

(k)              “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                 any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)              there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

11

(iii)            there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)             individuals who, on the Date of Grant, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this definition, be considered as a member of the Incumbent Board.

For clarity, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(l)                 “Director” means a member of the Board.

(m)            “Disability” means, your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(n)              “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of your option.

(o)               “Entity” means a corporation, partnership, limited liability company or other entity.

(p)              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)              “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Date of Grant, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(r)               “Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in compliance with Section 409A of the Code.

12

(s)                “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(t)                “Securities Act” means the Securities Act of 1933, as amended.

(u)              “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

13

Attachment II

Notice of Exercise

Xenetic Biosciences, Inc.
[Address]
[City and State]	Date of Exercise: _______________

This constitutes notice to Xenetic Biosciences, Inc. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Nonstatutory

Stock option dated:	_______________

Number of Shares as to which option is exercised:	_______________

Certificates to be issued in name of:	_______________

Total exercise price:	$______________

Cash payment delivered herewith:	$______________

Value of ________ Shares delivered herewith:	$______________

Regulation T Program (cashless exercise):	$______________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Notice of Grant and Option Agreement and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

Very truly yours,

____________________________________

Signature

____________________________________

Print Name

14